Exhibit 99.1

Apollo Education Group, Inc.

News Release

Apollo Education Group Receives Revised $1.14 Billion Offer from Consortium of Investors

Cash Offer Increased to $10.00 per Share

Increased Price Represents Best and Final Offer

Amended Merger Agreement Approved by Board of Directors

Special Meeting of Shareholders Adjourned to May 6, 2016

PHOENIX & NEW YORK — (BUSINESS WIRE) — May 1, 2016 — Apollo Education Group, Inc. (NASDAQ: APOL) announced today that it has received a revised offer from a consortium of investors including The Vistria Group, LLC, funds affiliated with Apollo Global Management, LLC and the Najafi Companies. Under the revised terms, which represent a best and final offer, the consortium has increased the price at which it would acquire the company to $10.00 per share in cash for both Class A and Class B shares.

This final offer price represents a 52 percent premium over the closing price on Jan. 8, 2016, immediately prior to the announcement that the Board of Directors was pursuing strategic alternatives, and a 29 percent premium over Apollo Education Group’s 30-day volume weighted average stock price for the period ended Apr. 29, 2016.

The Apollo Education Group Board of Directors has evaluated the revised offer and reiterates its recommendation that shareholders vote FOR the adoption of the merger agreement.

“We are delighted that the increased purchase price will provide our shareholders with $10.00 per share in cash at closing. The Board believes that the increased offer clearly makes this transaction an excellent outcome for shareholders, particularly given the headwinds facing the company,” said Greg Cappelli, Chief Executive Officer of Apollo Education Group. “We appreciate the support of the many shareholders who have voted in favor of the merger agreement and are confident that others will recognize the value that this revised offer represents.”

At the Apr. 28 Special Meeting of Shareholders, nearly 58 percent of the Class A votes cast were FOR the proposed transaction, with approximately 80 percent of the outstanding shares voted to date. However, the votes to date in favor of the transaction do not yet constitute a majority of the outstanding shares.

As previously announced, the Special Meeting of Shareholders to vote on the revised proposal is scheduled for May 6, 2016 at 1:00 PM Phoenix time at 4025 South Riverpoint Parkway, Phoenix, Arizona 85040, Rooms 101-102.

Shareholders who have already voted do not need to recast their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so using the instructions provided in the definitive proxy statement. No other changes have been made in the proposals to be voted on by shareholders at the special meeting.

The failure to return the proxy, or vote at the special meeting in person, will have the same effect as a vote “against” the merger. Apollo Education Group shareholders seeking copies of the definitive proxy statement or with questions about the special meeting may contact the company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers should call at (212) 750-5833.

About Apollo Education Group, Inc.

Apollo Education Group, Inc. is one of the world’s largest private education providers, serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, professional development and other non-degree educational programs and services, online and on-campus principally to working learners. Its educational programs and services are offered throughout the United States and in Europe, Australia, Latin America, Africa and Asia, as well as online throughout the world. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

About The Vistria Group

The Vistria Group is a Chicago, IL based private investment firm focused on investing in middle market companies in the healthcare, education, and financial services sectors. Vistria’s team is comprised of highly experienced operating partners and private equity executives with proven track records of working with management teams in building innovative market leading companies.

About Apollo Global Management

Apollo Global Management is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo Global Management had assets under management of approximately $170 billion as of December 31, 2015 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo Global Management has considerable knowledge and resources. Apollo Global Management has significant experience investing in the education sector with current and former private equity fund investments in leading companies including McGraw Hill Education, Connections Academy and Sylvan Learning Centers. The portfolio companies owned by funds managed by affiliates of Apollo Global Management are managed and operate independently from one another. For more information about Apollo, please visit www.agm.com.

About Najafi Companies

Najafi Companies is an international private investment firm based in Phoenix, Arizona, targeting education, media, consumer products, internet services, and direct marketing sectors. The firm makes highly selective investments in companies with strong management teams across a variety of industries, often in areas undergoing rapid transformation. Najafi Companies funds its investments with internally generated capital, not through a fund. The firm is able to move quickly and decisively when investing and make investments that create maximum value for the long term.

Forward-Looking Statements Safe Harbor

Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including, without limitation: (i) the timing of the completion of the merger; (ii) the failure of Parent to obtain the necessary equity financing set forth in the equity commitment letters received in connection with the merger agreement or the failure of that financing to be sufficient to complete the merger and the transactions contemplated thereby; (iii) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory approvals; (iv) the risk that regulatory agencies impose restrictions, limitations, costs, divestitures or other conditions in connection with providing regulatory approval of the merger; (v) the outcome of pending or potential litigation or governmental investigations; (vi) disruptions resulting from the proposed merger making it more difficult for Apollo Education Group to maintain relationships with its students, customers, employees, suppliers and strategic partners; (vii) competitive responses to the proposed merger; (viii) unexpected costs, liabilities, charges or expenses resulting from the merger; (ix) the inability to obtain, renew or modify permits in a timely manner, or comply with government regulations; (x) the inability to retain key personnel of Apollo Education Group or its subsidiaries; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Apollo Education Group to pay a termination fee; (xii) unexpected expenses or other challenges in integrating acquired businesses, student, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses; (xiii) diversion of management’s attention from ongoing business concerns; (xiv) limitations placed on Apollo Education Group’s ability to operate its business by the merger agreement; (xv) the impact of increased competition from traditional public universities and proprietary educational institutions; (xvi) the impact of the initiatives to transform the University of Phoenix into a more-focused, higher-retaining and less-complex institution, including the near-term impact on enrollment; (xvii) the impact of Apollo Education Group’s ongoing restructuring and cost-reduction initiatives; (xviii) impacts from actions taken by our regulators that could affect the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. Federal and state student financial aid programs, including the recent requirement that all substantial changes be approved by the U.S. Department of Education in advance; (xix) further delay in the University of Phoenix’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (xx) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (xxi) changes in regulation of the U.S. education industry and eligibility of proprietary schools to participate in U.S. Federal student financial aid programs; (xxii) changes in the University of Phoenix’s enrollment or student mix; (xxiii) the impact on student enrollments of the announcement of the proposed merger and general economic conditions; (xxiv) the impact of third party claims that Apollo Education Group’s products and services infringe their intellectual property rights; and (xxv) fluctuations in non-U.S. currencies that could impact reported operating results of foreign subsidiaries. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2015, filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2015, Form 10-Q for the quarterly period ended February 29, 2016, filed with the SEC on April 7, 2016, and other filings with the SEC which are available at www.apollo.edu. The cautionary statements referred to above also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Apollo Education Group or persons acting on Apollo Education Group’s behalf. Apollo Education Group undertakes no obligation to publicly update or revise any forward-looking statements for any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, Apollo Education Group cannot guarantee future results, events, levels of activity, performance, or achievements.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed sale of Apollo Education Group. In connection with the proposed transaction, Apollo Education Group has filed a definitive proxy statement on Schedule 14A with the SEC on March 23, 2016 and has mailed the definitive proxy statement and a form of proxy to the shareholders of Apollo Education Group on or about March 25, 2016. Apollo Education Group’s shareholders are encouraged to read the definitive proxy statement regarding the proposed merger and any other relevant documents filed with the SEC when they become available as they will contain important information about the proposed merger. Apollo Education Group’s shareholders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website, www.sec.gov and Apollo Education Group’s website, www.apollo.edu.

Participants in Solicitation

Apollo Education Group and its directors and officers may be deemed to be participants in the solicitation of proxies from Apollo Education Group’s shareholders with respect to the proposed merger. Information about Apollo Education Group’s directors and executive officers and their ownership of Apollo Education Group’s common stock is set forth in the definitive information statement for Apollo Education Group’s 2015 Annual Meetings of Class A and Class B Shareholders, which was filed with the SEC on December 23, 2015 and the definitive proxy statement on Schedule 14A, which was filed with the SEC on March 23, 2016. Shareholders may obtain additional information regarding the interests of Apollo Education Group and its directors and executive officers in the proposed merger, which may be different than those of Apollo Education Group’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Contacts:

For Apollo Education Group, Inc.:

Voting Questions

Innisfree M&A Incorporated

Shareholders: +1 888 750 5834

Banks & Brokers: +1 212 750 5833

Investors

Beth Coronelli

+1 312 660 2059

beth.coronelli@apollo.edu

Media

Brunswick Group

Tripp Kyle / Tom Maginnis

+1 212 333 3810

apollo@brunswickgroup.com

For Apollo Global Management:

Investors

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

+1 212 822 0467

gstein@apollolp.com

Noah Gunn

Investor Relations Manager

Apollo Global Management, LLC

+1 212 822 0540

ngunn@apollolp.com

Media

Charles Zehren

Rubenstein Associates, Inc.

+1 212 843 8590

czehren@rubenstein.com

For The Vistria Group:

Amy Brundage

SKDKnickerbocker

+1 202 464 6900

abrundage@skdknick.com

For The Najafi Companies:

Anne Robertson

Lavidge Company

+1 480 998 2600